SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED) : SEPTEMBER 30, 2003

                           COMMISSION FILE NO. 0-49756


                           THE WORLD GOLF LEAGUE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



            DELAWARE                                      95-0201235
-----------------------------------          -----------------------------------
(STATE  OR  OTHER  JURISDICTION  OF          (IRS EMPLOYER  IDENTIFICATION  NO.)
INCORPORATION  OR  ORGANIZATION)



           258 EAST ALTAMONTE DRIVE, ALTAMONTE SPRINGS, FLORIDA 32701
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                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (407) 331-6272
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                           (ISSUER  TELEPHONE NUMBER)


                                       N/A
                       ----------------------------------
                             FORMER NAME AND ADDRESS

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ITEM  5.     OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

a. On September 30, 2003, the Company filed a Certificate of Designation establishing the designations, preferences, limitations and relative rights of 1,000,000 shares of Series A Preferred Stock. Each outstanding share of Series A Preferred Stock is entitled to Three Hundred (300) votes. The Board of Directors approved the issuance of the 1,000,000 shares of Series A Preferred Stock to Michael Pagnano in consideration for services rendered to the Company as its Chief Executive Officer.

b. On October 8, 2003, the Company amended its Certificate of Incorporation to increase the authorized number of shares of common stock from Three Hundred Million (300,000,000) to Five Hundred Million (500,000,000) shares. A copy of the Certificate of Amendment is attached hereto as an exhibit.



ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS.

c)  Exhibits:

     3.1     CERTIFICATE  OF  DESIGNATIONS  OF  SERIES  A  PREFERRED  STOCK
     3.2     CERTIFICATE  OF  AMENDMENT  TO  THE  CERTIFICATE  OF  INCORPORATION


                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


THE  WORLD  GOLF  LEAGUE,  INC.

October  10,  2003

/s/  Michael  S.  Pagnano
-------------------------
Michael  S.  Pagnano
Chief  Executive  Officer

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